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INDEPENDENT AUDITOR'S CONSENT



To the Board of Directors
Vital Signs, Inc.


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 regarding the Vital Signs, Inc. 2002 Stock Incentive Plan of our report dated November 5, 2003, except for the fourth paragraph of Note 16, as to which the date is December 26, 2003, included in the Annual Report on Form 10-K of Vital Signs, Inc. for the year ended September 30, 2003.


/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

January 7, 2004